Exhibit 10.76

as of August 15, 2002

Workflow Management, Inc.
240 Royal Palm Way
Palm Beach, Florida 33480

Attention: Mike Schmickle, Chief Financial Officer

Re: Amendment No. 1
to Limited Waiver and Amendment, dated as of July 16, 2002

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of March 10, 2000 (as heretofore amended in effect on the date hereof, the “Credit Agreement”), by and among WORKFLOW MANAGEMENT, INC., a Delaware corporation, and DATA BUSINESS FORMS LIMITED, a corporation organized and existing under the laws of Ontario (the “Borrowers”), the lending institutions from time to time party thereto (the “Lenders”), FLEET NATIONAL BANK, as administrative agent for itself and the other Lenders (the “Agent”), BANK ONE, N.A., as syndication agent, and BANK OF AMERICA, COMERICA BANK and UNION BANK OF CALIFORNIA, N.A., as co-agents for the Lenders. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

The Borrowers, the Agent and the Lenders have previously entered into that certain Limited Waiver and Amendment, dated as of July 16, 2002 (the “Limited Waiver”), pursuant to which the Agent and the Lenders agreed, among other things, to temporarily waive certain Events of Default that have occurred and are continuing under the Credit Agreement. The Borrowers have requested, and the Agent and the Lenders party hereto have agreed, that the Limited Waiver be amended in order to extend the Limited Waiver Period (as such term is defined in the Limited Waiver).

In consideration of the mutual agreements contained in the Credit Agreement, herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments.    Subject to the satisfaction of the conditions precedent set forth below, the Limited Waiver is hereby amended by:

(a)	deleting the date “August 15, 2002” set forth in Section 3(a) of the Limited Waiver and replacing it with the date “October 15, 2002”.

(b)	adding the following new clause (h) to Section 2 of the Limited waiver:

“(h) Section 7 of the Credit Agreement is hereby amended by adding the following new Sections 7.18 and 7.19 thereto:

7.18.    Cash Management Arrangements.    The Borrowers shall promptly upon request of the Agent, negotiate cash management arrangements with the several depositary institutions with whom the Borrowers maintain bank accounts and shall execute and deliver to the Agent account control agreements in form and substance satisfactory to the Agent, pursuant to which, among other things, such depositary institutions acknowledge the Agent’s security interest in such bank accounts and the property from time to time held therein and agree to follow the Agent’s instructions with respect to such bank accounts without further consent of or notice to the Borrowers.

7.19.    Sharing of Work Product and Information.    The Borrowers shall permit the Agent and the Lenders and their respective representatives and advisors to communicate directly with Palisades Associates, Inc. and Jefferies & Company, Inc. (the “Borrowers’ Advisors”) and authorizes each of the Borrowers’ Advisors to disclose to the Agent and the Lenders and their respective representatives and advisors any and all financial and other information with respect to the business, financial condition and prospects and other affairs of the Borrowers. The Borrowers shall, as and when the same become available, send the Agent and the Lenders copies of all written analyses and reports and other written work product and information produced in final form by the Borrowers’ Advisors and, upon request of the Agent and the Lenders, copies of all supporting documentation generated in producing same, to the extent not prohibited by confidentiality agreements between either of the Borrowers and any third party, the Borrowers shall (a) promptly notify, and hereby authorize the Borrowers’ Advisors to promptly notify, and discuss with the Agent and its representatives and advisors any proposed sale, equity and/or capital transactions being considered by the Borrowers and/or the Borrowers’ Advisors and (b) provide the Agent, the Lenders and their respective representatives and advisors with copies of all written correspondence to and from third parties, including offers and proposals, and other agreements relating to any such proposed sale, equity and/or capital transactions. Notwithstanding the foregoing, neither the Borrowers nor the Borrowers’ Advisors shall be required to deliver or disclose to the Agent or the Lenders any materials, information or internal communications related to the Borrowers’ strategy for negotiating with the Agent or the Lenders, or any materials or information subject to attorney-client privilege. Information delivered to Agent or the Lenders pursuant to this paragraph shall be subject to the confidentiality provisions of Section 12.15.”

2.    Conditions Precedent.    This Amendment to the Limited Waiver shall become effective upon satisfaction by the Borrowers of each of the following conditions precedent:

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(a)    Receipt by the Agent of a copy of this Amendment, duly executed by each of the Borrowers, the Agent and the Required Lenders and shall be in full force and effect; and

(b)    Receipt by the Agent, for the pro rata accounts of the Lenders, of a fully-earned, non-refundable amendment fee equal to 0.15% of the sum of (i) the Total Revolving Commitment in effect on the date hereof plus (ii) the aggregate amount of Dollar Term Loans outstanding on the date hereof.

3.    No Implied Waiver or Amendment.    The amendments to the Limited Waiver herein provided are limited strictly to their terms and shall apply only to the specific provisions of the Limited Waiver described herein. Except as expressly set forth herein, this Amendment does not constitute an amendment of any term or condition of the Credit Agreement, any other Credit Document or the Limited Waiver, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Agent or the Lenders to grant any similar or other future Amendments of any of the terms and conditions of the Credit Agreement, any other Credit Document or the Limited Waiver. Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Agent or any Lender under the Credit Agreement, any other Credit Document or the Limited Waiver.

4.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

5.    No Present Claims.    The Borrowers acknowledge and agree that, based upon the facts and circumstances existing as of the date hereof: (i) the Borrowers have no claim or cause of action against any of the Lenders or the Agent (or any of their directors, officers, employees, agents or affiliates); (ii) the Borrowers have no offset right, counterclaim or defense of any kind against any of the Obligations, indebtedness or liabilities to the Lenders and the Agent; and (iii) each of the Lenders and the Agent has heretofore performed and satisfied in a timely manner all of its obligations to the Borrowers. The Lenders and the Agent wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of their rights, interests, contracts, collateral security or remedies. Therefore, the Borrowers unconditionally release, waive and forever discharge (a) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any of the Lenders or the Agent to the Borrowers, except the obligations to be performed by the Lenders or the Agent hereafter as expressly stated in this Agreement and the other Credit Documents, and (b) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Borrowers might otherwise have against any of the Lenders or the Agent or any of their directors, officers, employees, agents or affiliates for their respective actions or omissions occurring prior to the date hereof, in either case (a) or (b) above, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof.

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6.    Governing Law.    THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAW).

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IN WITNESS WHEREOF, the each of the undersigned has duly executed this Amendment as a sealed instrument as of the date first set forth above.

WORKFLOW MANAGEMENT, INC.

By:	/s/ MICHAEL L. SCHMICKLE
Name: Michael L. Schmickle Title: Executive Vice President and Chief Financial Officer

DATA BUSINESS FORMS LIMITED

By:	/s/ DM ODELL
Name: DM Odell Title: President

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FLEET NATIONAL BANK, as Agent and as a Lender

By:	/s/ BRIAN P. VALENTI
Name: Brian P. Valenti Title: Vice President

BANK ONE, N.A.

By:	/s/ BANK ONE, N.A.
Name: Title:

BANK OF AMERICA

By:	/s/ BARBARA P. LEVY
Name: Barbara P. Levy Title: Senior Vice President

NATIONAL CITY BANK

By:	/s/ JOHN PLATEK
Name: John Platek Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ ROGER N. ARSHAM
Name: Roger N. Arsham Title: First Vice President

CHEVY CHASE BANK, F.S.B.

By:	/s/ DORY HALATI
Name: Dory Halati Title: Vice President